UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2007

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification No.

1-11607	DTE Energy Company (a Michigan corporation) 2000 2nd Avenue Detroit, Michigan 48226-1279 313-235-4000	38-3217752

1-2198	The Detroit Edison Company	38-0478650
(a Michigan corporation) 2000 2nd Avenue Detroit, Michigan 48226-1279 313-235-4000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Amendment No.6 to CAFCO Trade Receivables Agreement
Amendment to the Citibank Trade Receivables Agreement

Item 1.01. Entry into a Material Definitive Agreement.
     On January 18, 2007, The Detroit Edison Company (“Detroit Edison”) amended its (i) Amended and Restated Trade Receivables Purchase and Sale Agreement among Detroit Edison, CAFCO, LLC (as successor to Corporate Asset Funding Company, Inc.) (“CAFCO”), Citibank, N.A.("Citibank") and Citicorp North America, Inc. (“Citicorp”), individually and as Agent (the “CAFCO Trade Receivables Agreement”), dated as of March 9, 2001, as amended, and (ii) its Amended and Restated Trade Receivables Purchase and Sale Agreement among Detroit Edison, Citibank and Citicorp, as Agent (the “Citibank Trade Receivables Agreement”), dated as of October 1, 1991, as amended (collectively the “Agreements”), to extend the termination dates of the Agreements to January 17, 2008.
     The amendments to the CAFCO Trade Receivables Agreement and the Citibank Trade Receivables Agreement are filed as exhibits 10.1 and 10.2 to this Current Report, respectively.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

10.1	Amendment No. 6 dated as of January 18, 2007 to the Amended and Restated Trade Receivables Purchase and Sale Agreement among Detroit Edison, CAFCO, Citibank and Citicorp, individually and as Agent, dated as of March 9, 2001, as amended.

10.2	Amendment dated as of January 18, 2007 to the Amended and Restated Trade Receivables Purchase and Sale Agreement among Detroit Edison, Citibank and Citicorp, as Agent, dated as of October 1, 1991, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: January 23, 2007	DTE ENERGY COMPANY
(Registrant)

/s/David R. Murphy David R. Murphy
Assistant Treasurer

THE DETROIT EDISON COMPANY
(Registrant)

/s/David R. Murphy David R. Murphy
Assistant Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amendment No. 6 dated as of January 18, 2007 to the Amended and Restated Trade Receivables Purchase and Sale Agreement among Detroit Edison, CAFCO, Citibank and Citicorp, individually and as Agent, dated as of March 9, 2001, as amended.

10.2	Amendment dated as of January 18, 2007 to the Amended and Restated Trade Receivables Purchase and Sale Agreement among Detroit Edison, Citibank and Citicorp, as Agent, dated as of October 1, 1991, as amended.